                                                                  EXECUTION COPY


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                            STOCKHOLDERS AGREEMENT



                    UNITED PAYORS & UNITED PROVIDERS, INC.








                             ____________________


                         Dated as of February 25, 1999


                             ____________________



================================================================================

                               Table of Contents
                               -----------------


                                   Article 1

                                  DEFINITIONS


Section 1.1    Definitions............................................. 1
Section 1.2    Rules of Construction................................... 4


                                   Article 2

               MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES


Section 2.1    Board of Directors...................................... 4
     2.1.1     Board Representation.................................... 4
     2.1.2     Vacancies............................................... 5
     2.1.3     Committees.............................................. 5
     2.1.4     Modification of Rights.................................. 5
     2.1.5     Costs and Expenses...................................... 6

Section 2.2    Voting of Capital Stock................................. 6

Section 2.3    Other Activities of the Holders;  Fiduciary Duties...... 7
     2.3.1     CapZ Group.............................................. 7
     2.3.2     TLB..................................................... 7
     2.3.3     Fiduciary Duties........................................ 7


                                   Article 3

                            TRANSFERS OF SECURITIES


Section 3.1    Tag Along Rights........................................ 7
     3.1.1     Applicability........................................... 7
     3.1.2     Exempt Transfers........................................ 8
     3.1.3     Terms of Participation Offer............................ 8

Section 3.2    Right of First Offer.................................... 9
     3.2.1     Notice of Proposed Transaction;  Election............... 9
     3.2.2     Exempt Transfers........................................10
     3.2.3     Procedure for Sale......................................10

Section 3.3    Transfer and Exchange...................................10
Section 3.4    Replacement Securities..................................11


                                   Article 4

                            LIMITATION ON TRANSFERS


Section 4.1    Notice of Proposed Transfers............................11

                                   Article 5

                               COMPANY COVENANTS


Section 5.1    General.........................................12
Section 5.2    Mergers, Acquisitions and Divestitures..........12
Section 5.3    Share Acquisitions..............................12
Section 5.4    OTS Approvals and Determinations................13
Section 5.5    Charter and Bylaws Amendments...................13


                                   Article 6

                                  TERMINATION


Section 6.1    Termination.....................................13


                                   Article 7

                                 MISCELLANEOUS


Section 7.1    Notices.........................................14
Section 7.2    Governing Law...................................15
Section 7.3    Successors and Assigns..........................15
Section 7.4    Duplicate Originals.............................15
Section 7.5    Severability....................................15
Section 7.6    No Waivers; Amendments..........................15

                            STOCKHOLDERS AGREEMENT
                            ----------------------

     THIS STOCKHOLDERS AGREEMENT (this "Stockholders Agreement"), dated as of
                                        ----------------------
February 25, 1999, is entered into by and among the securityholders from time to time listed on the signature pages hereof and, as to all provisions herein other than Article 3, United Payors & United Providers, Inc., a Delaware corporation (including any successors thereto, the "Company").
                                        -------

     In consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   Article 1

                                  DEFINITIONS
                                  -----------

     Section 1.1   Definitions.
                   -----------

          "Accredited Investor" means an "Accredited Investor," as defined in Regulation D, or any successor rule then in effect.

          "Accredited Offeree" shall have the meaning provided in Section 3.1 hereof.

          "Acquired Blair Option Shares" means Blair Option Shares which have been acquired upon exercise of the Blair Option.

          "Affiliate" means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "Blair Option" means the option to purchase up to 2,250,000 shares of Common Stock granted by TLB to Capital Z Financial Services Fund II, L.P.

          "Blair Option Shares" means the shares of Common Stock which may be or have been acquired upon exercise of the Blair Option.

          "CapZ" means Capital Z Partners, Ltd., a Bermuda exempt company.

          "CapZ Group" means CapZ and its Affiliates and its and their respective officers, directors, and employees (and members of their respective families and trusts for the primary benefit of such family members).

          "CapZ Group Designee" shall have the meaning set forth in Section
     2.1.1.

          "Common Stock" means shares of the Common Stock, $.01 par value per share, of the Company, and any capital stock of the Company into which such Common Stock thereafter may be changed.

          "Company" shall have the meaning set forth in the introductory paragraph hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "Holder" means (i) a securityholder listed on the signature page hereof and (ii) any direct or indirect transferee of any such securityholder who shall become a party to this Stockholders Agreement.

          "Offer Notice" shall have the meaning provided in Section 3.1 hereof.

          "Offered Securities" shall have the meaning provided in Section 3.1 hereof.

          "Participation Offer" shall have the meaning provided in Section 3.2 hereof.

          "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "Regulation D" means Regulation D promulgated under the Securities Act by the SEC.

          "Required Holders" means Holders who then own beneficially more than 66-2/3% of the aggregate number of shares of Common Stock subject to this Stockholders Agreement.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the Common Stock.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "Securities Purchase Agreement" means the Securities Purchase Agreement, dated February 2, 1999, between TLB and Capital Z Financial Services Fund II, L.P.

          "Shares" shall have the meaning provided in the Securities Purchase Agreement.

          "Stockholders Agreement" means this Stockholders Agreement, as may be amended from time to time.

          "Subsidiary" of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or
     (y) the power to elect or direct the election of the directors or other governing body of such Person.

          "Tag Sale" shall have the meaning provided in Section 3.1.1 hereof.

          "TLB" means Thomas L. Blair.

          "Transfer" means any disposition of any Security or any interest therein that would constitute a "sale" thereof within the meaning of
     Section 2(3) of the Securities Act.

          "Transfer Notice" shall have the meaning provided in Section 4.1 hereof.

     Section 1.2   Rules of Construction.  Unless the context otherwise requires
                   ---------------------

          (1)  a term has the meaning assigned to it;

          (2)  "or" is not exclusive;

          (3) words in the singular include the plural and words in the plural include the singular;

          (4)  provisions apply to successive events and transactions; and

          (5) "herein," "hereof" and other words of similar import refer to this Stockholders Agreement as a whole and not to any particular Article, Section or other subdivision.


                                   Article 2

               MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES
               ------------------------------------------------

     Section 2.1   Board of Directors.
                   ------------------

          2.1  Board Representation.  Subject to Section 2.1.4, the CapZ Group
               --------------------
shall be entitled to designate two individuals who are reasonably acceptable to the Company as members of the Board of Directors of the Company (the "CapZ Group
                                                                      ----------
Designees"). The Company shall duly nominate the CapZ Group Designees for
---------
election to its Board of Directors and shall include in any proxy solicitation materials related to the election of members of the Company's Board of Directors all such information and recommendations of the Company's Board of Directors as may be necessary or advisable to cause the election of the CapZ Group Designees to the Company's Board of Directors. Each Holder shall vote such Holder's shares of Common Stock at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders for the election of the CapZ Group Designees. The Company and each Holder shall take all other actions necessary to ensure that the certificate of incorporation and bylaws of the Company as in effect immediately following the date hereof do not, at any time thereafter, conflict in any respect with the provisions of this Agreement.

          2.1.2.   Vacancies.  If, prior to his or her election to the Board of
                   ---------
Directors of the Company pursuant to Section 2.1.1 hereof, any CapZ Group Designee shall be unable or unwilling to serve as a director of the Company, the CapZ Group shall be entitled to nominate a replacement (who is reasonably acceptable to the Company) who shall then be a CapZ Group Designee for purposes of this Article 2. If, following an election to the Board of Directors of the Company pursuant to Section 2.1.1 hereof, any CapZ Group Designee shall resign or be removed or be unable to serve for any reason prior to the expiration of his term as a director of the Company, the CapZ Group shall, within thirty (30) days of such event, notify the Board of Directors of the Company in writing of a replacement CapZ Group Designee (who must be reasonably acceptable to the Company), and either (i) the Holders shall vote their shares of Common Stock, at any regular or special meeting called for the purpose of filling positions on the Board of Directors of the Company or in any written consent executed in lieu of such a meeting of stockholders, and shall take all such other actions necessary to ensure the election to the Board of Directors of the Company of such replacement CapZ Group Designee to fill the unexpired term of the CapZ Group Designee who such new CapZ Group Designee is replacing or (ii) the Board of Directors shall elect such replacement CapZ Group Designee to fill the unexpired term of the CapZ Group Designee who such new Designee is replacing.

          2.1.3.   Committees.  The Company and the Holders shall cause each
                   ----------
committee of the Board of Directors of the Company to include as a member at least one of the CapZ Group Designees, except where such inclusion would give rise to a conflict of interest.

          2.1.4    Modification of Rights.  For every four board seats added
                   ----------------------
to the nine board seats comprising the Company's Board of Directors on the date hereof, the CapZ Group shall be entitled to designate one additional CapZ Group Designee to the Company's Board of Directors. If at any time members of the CapZ Group shall own beneficially less than 900,000 of the Shares (adjusted for any stock splits, stock dividends or similar events) in the aggregate, the CapZ Group thereafter shall be entitled to designate only one CapZ Group Designee. If at any time members of the CapZ Group shall own beneficially less than 100,000 of the Shares (adjusted for any stock splits, stock dividends or similar events) in the aggregate, the CapZ Group thereafter shall not be entitled to designate a CapZ Group Designee.

          2.1.5    Costs and Expenses.  The Company shall reimburse each CapZ
                   ------------------
Group Designee for out-of-pocket expenses incurred by such CapZ Group Designee in connection with such CapZ Group Designee's participation in meetings of the Board of Directors of the Company (and committees thereof) and, if applicable, the Boards of Directors of the Subsidiaries of the Company (and committees thereof) at least to the same extent that the Company reimburses the independent members of its Board of Directors.

     Section 2.2   Voting of Capital Stock.  To the extent any Holder owns
                    -----------------------
shares of any class or series of capital stock of the Company which such Holder may vote on any particular matter which comes before the Company's stockholders as a class or series separate from the Common Stock, such Holder shall vote all such shares on such matter in such separate class or series vote as holders of a majority of the outstanding shares of Common Stock vote thereon; provided,
                                                                 --------
however, that such Holder may nevertheless vote such shares as a separate class
-------
or series without regard to the provisions of this Section 2.2 in respect of (a) amendments to the certificate of incorporation of the Company, or the certificate of designation which created such class or series, which change the provisions thereof expressly applicable to such separate class or series, and
(b) any matter as to which such class or series is expressly entitled to vote as a separate class or series pursuant to the Company's certificate of incorporation or the certificate of designation which created such class or series; provided further, however, that no statement in such certificate of
        -------- -------  -------
incorporation or certificate of designation that such class or series may vote as a separate class or series "as required by law" or any similar language shall permit such class or series to be voted without regard to the provisions of this Section 2.2.

     Section 2.3   Other Activities of the Holders; Fiduciary Duties.
                   -------------------------------------------------

          2.3.1    CapZ Group.  It is understood and accepted that the members
                   ----------
of the CapZ Group have interests in other business ventures which may be in conflict with the activities of the Company and its Subsidiaries and that, subject to applicable law, nothing in this Stockholders Agreement shall limit the current or future business activities of any member of the CapZ Group whether or not such activities are competitive with those of the Company and its Subsidiaries.

          2.3.2    TLB.  TLB agrees that any business opportunity in the
                   ---
healthcare industry (or any industry reasonably related thereto) that is presented to or otherwise becomes known or available to him shall be directed by him to the Company. If the Company declines to pursue such business opportunity, TLB shall give CapZ an opportunity to participate in such business opportunity (either directly or indirectly through an Affiliate, at CapZ's discretion) on terms acceptable to CapZ.

          2.3.3    Fiduciary Duties.  Nothing in this Agreement, express or
                   ----------------
implied, shall relieve any officer or director of the Company or any of its Subsidiaries, or any Holder, of any fiduciary or other duties or obligations they may have to the Company or its stockholders.


                                   Article 3

                            TRANSFERS OF SECURITIES
                            -----------------------

     Section 3.1   Tag Along Rights.
                   ----------------

          3.1.1    Applicability.  Subject to Section 3.1.2, in the event that
                   -------------
TLB desires to effect a Transfer of shares of Common Stock (a "Tag Sale"),
                                                               --------
either directly or indirectly pursuant to an assignment of TLB's right to purchase Trust Shares (as defined in the Securities Purchase Agreement), TLB shall make an offer (a "Participation Offer") to the CapZ Group to include in
                        -------------------
the proposed Tag Sale (i) any all Shares which have not been transferred or otherwise disposed of by the CapZ Group, up to that number of Shares which is equal to the number of shares of Common Stock that TLB desires to sell pursuant to the Tag Sale and (ii) after all Shares have been transferred or otherwise disposed of by the CapZ Group, up to that number of Acquired Blair Option Shares which is equal to (A) one-half multiplied by (B) difference between the number of shares of Common Stock that TLB desires to sell pursuant to the Tag Sale and the number of Shares, if any, to be included in the Tag Sale pursuant to clause
(i). For purposes of this Section 3.1, the number "Shares" and "Blair Option Shares" shall be deemed to have been adjusted to give effect to any stock splits, stock dividends, and similar events.

          3.1.2    Exempt Transfers.  Notwithstanding Section 3.1.1, TLB shall
                   ----------------
be entitled to Transfer free of any tag-along rights up to (i) 12,500 shares of Common Stock per fiscal quarter to any person and (ii) 1,000,000 shares of Common Stock in the aggregate to executive officers of the Company, including in either case indirect Transfers to other executive officers of the Company pursuant to an assignment of TLB's right to purchase Trust Shares (such sales being referred to herein as "Exempt Transfers").
                             ----------------

          3.1.3    Terms of Participation Offer.  The Participation Offer shall
                   ----------------------------
describe the terms and conditions of the proposed Tag Sale and shall be conditioned upon (i) the consummation of the transactions contemplated in the Participation Offer with the transferee named therein, and (ii) the execution and delivery by each participating member of the CapZ Group of all agreements and other documents as TLB is required to execute and deliver in connection with such Tag Sale (provided that no member of the CapZ Group shall be required to make any representations or warranties in connection with such Tag Sale other than representations and warranties as to (A) such member's ownership of such member's shares of Common Stock to be sold or transferred free and clear of all liens, claims, and encumbrances, (B) such member's power and authority to effect such transfer and (C) such matters pertaining to compliance with securities laws as the transferee may reasonably require). If any member of the CapZ Group shall accept the Participation Offer, TLB shall reduce, to the extent necessary, the number of shares of Common Stock that TLB otherwise would have sold in the proposed Tag Sale so as to permit those members of the CapZ Group who have accepted the Participation Offer to sell the number of shares of Common Stock that they are entitled to sell pursuant to this Section 3.1, and TLB and such members of the CapZ Group shall transfer the number of shares of Common Stock specified in the Participation Offer to the proposed transferee in accordance with the terms and conditions of such Tag Sale as set forth in the Participation Offer. CapZ shall be empowered to allocate the tag-along rights under Section 3.1.1 among the members of the CapZ Group as CapZ determines in its sole discretion.

     Section 3.2   Right of First Offer.
                   --------------------

          3.2.1    Notice of Proposed Transaction; Election.  Subject to Section
                   ----------------------------------------
3.2.2, in the event that TLB desires to effect a Transfer of any or all of his shares of Common Stock, either directly or indirectly pursuant to an assignment of TLB's right to purchase Trust Shares (collectively, the "Subject Shares"), he
                                                            --------------
shall first give written notice (a "Right of First Offer Notice") of such desire
                                    ---------------------------
to the CapZ Group setting forth the terms and conditions of sale and the price at which TLB desires to sell. The CapZ Group shall thereupon, within ten (10) business days following its receipt of the Right of First Offer Notice (the "Right of First Offer Election Period"), notify TLB in writing of the number, if
-------------------------------------
any, of Subject Shares that the CapZ Group desires to subscribe to purchase (the "Right of First Offer Subscription"). Subject to the immediately following
 ---------------------------------
sentence, the number of shares of Common Stock for which the CapZ Group may subscribe to purchase shall not exceed (i) the number of Shares less (ii) the
                                                                ----
aggregate number of shares of Common Stock previously (A) purchased by members of the CapZ Group pursuant to this Section 3.2 or (B) Transferred to Persons who are not members of the CapZ Group. In addition, to the extent that the CapZ Group no longer has or would have any right of first offer pursuant to the preceding provisions of this Section 3.2.1, and to the extent that TLB proposes to sell Subject Shares at a price less than 90% of the Market Price, the CapZ Group shall be entitled to subscribe to purchase an additional number of Subject Shares not to exceed (i) the number of Acquired Blair Option Shares less (ii) the aggregate of (A) the number of Blair Option Shares Transferred to Persons other than members of the CapZ Group and (B) the number of Subject Shares previously purchased by the CapZ Group pursuant to this sentence. For purposes hereof, "Market Price" shall mean the average of the daily averages of the last quoted bid and offer price per share of Common on the Nasdaq Stock Market for each of the ten Nasdaq Stock Market trading days immediately preceding the date on which the relevant Right of First Offer Notice was sent to the CapZ Group. Failure to respond to TLB with regard to the Right of First Offer Notice prior to the expiration of the Right of First Offer Election Period shall be deemed to be an election not to subscribe for any of the Subject Shares. If TLB satisfies all of the foregoing conditions and the CapZ Group does not subscribe for all of the Subject Shares, then TLB may, upon the expiration of the Right of First Offer Election Period, sell the Subject Shares not subscribed for by the CapZ Group to any other person at a purchase price equal to or higher than the price set forth in the Right of First Offer Notice; provided, however, that TLB shall
                                              --------  -------
again become subject to the above restrictions on transfer if a definitive agreement for the proposed Transfer is not entered into within ninety (90) days after the expiration of Right of First Offer Election Period. CapZ shall be empowered to allocate the rights of first offer under this Section 3.2.1 among the members of the CapZ Group as it determines in its sole discretion.

          3.2.2    Exempt Transfers.  The CapZ Group's rights of first offer
                   ----------------
under Section 3.2.1 shall not apply to Exempt Transfers.

          3.2.3    Procedure for Sale.  If all of the Subject Shares are
                   ------------------
subscribed for by members of the CapZ Group, the closing of the purchase of the Subject Shares shall take place at the principal offices of the Company no later than thirty (30) days after the date of the expiration of the Right of First Offer Election Period (subject to the last sentence of this Section). At the closing, the CapZ Group will pay the purchase price for the Subject Shares to TLB by wire transfer of immediately available funds upon TLB's delivery of valid certificates evidencing the Subject Shares. Such certificates will be duly endorsed (with signatures guaranteed, if appropriate) for transfer to applicable members of the CapZ Group, and upon delivery of such certificates to such members of the CapZ Group, TLB will be deemed to represent and warrant to each such member of the CapZ Group that the Subject Shares are owned and being transferred by TLB free and clear of all liens, adverse claims and other encumbrances (other than as provided in this Stockholders Agreement), and that TLB has all requisite power and authority to sell the Subject Shares. The parties shall take all such actions as may be necessary to comply as promptly as practicable with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the sale of the Subject Shares.

     Section 3.3   Transfer and Exchange.  When Securities are presented to the
                   ---------------------
Company with a request to register the transfer of such Securities or to exchange such Securities for Securities of other authorized denominations, the Company shall register the transfer or make the exchange as requested if the requirements of this Stockholders Agreement for such transaction are met; provided, however, that the
                                                     --------  -------
Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or its attorney and duly authorized in writing. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

     Section 3.4   Replacement Securities.  If a mutilated Security is
                   ----------------------
surrendered to the Company or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Company, to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Security if the Company's requirements are met. If required by the Company, such Holder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Company to protect the Company against any loss which may be suffered. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security which has been mutilated, lost, destroyed, or wrongfully taken.


                                   Article 4

                            LIMITATION ON TRANSFERS
                            -----------------------

     Section 4.1   Notice of Proposed Transfers.  Prior to any Transfer or
                   ----------------------------
attempted Transfer of any Security, the Holder of such Security shall (i) give twenty (20) days' prior written notice (a "Transfer Notice") to the Company and
                                           ---------------
each other Holder of such Holder's intention to effect such Transfer, describing the manner, circumstances and material terms of the proposed Transfer, (ii) certify to the Company and each other Holder that such Holder has complied with its obligations under Article 3 and (iii) provide to the Company an opinion reasonably satisfactory to the Company from counsel who shall be reasonably satisfactory to the Company (or supply such other evidence reasonably satisfactory to the Company) that the proposed Transfer of such Security may be effected without registration under the Securities Act. After receipt of the Transfer Notice and opinion (if required), the Company shall within three (3) days notify each other Holder of its receipt of the Transfer Notice (which notice shall be accompanied by a copy of the Transfer Notice). Within ten (10) days after the Company's delivery of such notice, the Company shall notify the Holder of such Security and such Holder shall thereupon be entitled to Transfer such Security in accordance with the terms of the Transfer Notice; provided, however, that no
                                                  --------  -------
Transfer shall be effected unless such Holder has in fact complied with such Holder's obligations under Article 3.


                                   Article 5

                               COMPANY COVENANTS
                               -----------------


     Section 5.1   General.  The Company shall not enter into any transaction,
                   -------
including, without limitation, any purchase, sale, exchange or other transfer of property or any provision or receipt of services, with any Affiliate of the Company other than upon terms (i) no less favorable to the Company than could be obtained by the Company in a comparable arm's length transaction with a Person that is not an Affiliate of the Company or (ii) approved by the Company's independent directors and the CapZ Group Designees.

     Section 5.2   Mergers, Acquisitions and Divestitures. In addition to, and
                   --------------------------------------
not in limitation of, the requirements of Section 5.1, the Company shall not merge with, acquire stock or assets from, sell stock or assets to, or engage in any similar business combination transaction with, an Affiliate of the Company if the value of such transaction exceeds ten million dollars ($10,000,000) unless the Company first shall have obtained an opinion from a nationally-recognized investment bank to the effect that such transaction is fair to the Company or its stockholders, as the case may be, from a financial point of view.

     Section 5.3   Share Acquisitions.  At any time the Company is a "savings
                   ------------------
and loan holding company" (as defined in 12 C.F.R. (S)574.2(q)), the Company shall not redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock or any option, warrant or other similar right to acquire, or any security convertible into or exchangeable or exercisable for, any shares of its capital stock, if such redemption, purchase or other acquisition would cause the Shares and any Acquired Blair Option Shares to constitute 10% or more of the outstanding shares of voting capital stock of the Company.

     Section 5.4   OTS Approvals and Determinations.  The Company shall
                   --------------------------------
reasonably cooperate with the CapZ Group from time to time in obtaining any necessary approvals, determinations or other authorizations from the United States Office of Thrift Supervision in connection with the CapZ Group's acquisition, ownership, or disposition of the Shares and the Blair Option Shares.

     Section 5.5   Charter and Bylaws Amendments.  The Company shall use its
                   -----------------------------
best efforts to (i) delete from its certificate of incorporation Article Fifth, Section C (which prohibits stockholder action by written consent), Article Eighth (which imposes restrictions on transactions with "interested stockholders") and Article Ninth (which allows the Company's Board of Directors to consider non-stockholder constituencies in evaluating certain business transactions) and (ii) amend Article 6, Section D (which specifies the conditions for removal of directors), Article Seventh (which specifies the methods for amending the Company's bylaws), and Article Twelfth (which specifies the methods for amending the company's certificate of incorporation) to require in each case a 66-2/3% stockholder vote rather than the 80% stockholder vote presently specified therein. Without limiting the foregoing, the Company's Board of Directors shall approve such amendments, submit such amendments to a vote of the Company's stockholders at the Company's next annual meeting and cause the Company to solicit proxies to vote the requisite number shares of Common Stock in favor of such amendments at the Company's next annual meeting. In addition, the Company's Board of Directors shall approve such corresponding amendments to the Company's bylaws as may be necessary to eliminate any conflicts between the Company's bylaws, on the one hand, and the Company's certificate of incorporation, as amended in accordance herewith, on the other hand.


                                   Article 6

                                  TERMINATION
                                  -----------

     Section 6.1   Termination.  The provisions of this Agreement shall
                   -----------
terminate on the seventh anniversary of the date of this Agreement or, if later, the second anniversary of the date on which TLB notifies the Company and each Holder in writing of his intention to terminate this Stockholders Agreement.


                                   Article 7

                                 MISCELLANEOUS
                                 -------------

     Section 7.1   Notices.  Any notices or other communications required or
                   -------
permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

     If to the Company:
     -----------------

          United Payors & United Providers, Inc.
          2275 Research Boulevard, 6th Floor
          Rockville, Maryland  20850
          Facsimile:  (301) 921-2400
          Attention: Edward S. Civera

     With copies to:
     --------------

          Muldoon, Murphy & Faucette
          5101 Wisconsin Avenue, N.W.
          Washington, D.C.  20016
          Facsimile:  202-966-9409
          Attention:  Thomas Haggerty, Esq.

     If to any Holder, at its address listed on the signature pages hereof.

     Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     Section 7.2   Governing Law.  THIS STOCKHOLDERS AGREEMENT SHALL BE
                   -------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     Section 7.3   Successors and Assigns.  Whether or not an express
                   ----------------------
assignment has been made pursuant to the provisions of this Stockholders Agreement, provisions of this Stockholders Agreement that are for the Holders' benefit as the holders of any Securities are also for the benefit of, and enforceable by, all subsequent holders of Securities, except as otherwise expressly provided herein. This Stockholders Agreement shall be binding upon the Company, each Holder, and their respective successors and assigns. Notwithstanding the foregoing, the rights and obligations of members of the CapZ Group under Article 3 may not be assigned to any Person who is not a member of the CapZ Group.

     Section 7.4   Duplicate Originals.  All parties may sign any number of
                   -------------------
copies of this Stockholders Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

     Section 7.5   Severability.  In case any provision in this Stockholders
                   ------------
Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby

     Section 7.6   No Waivers; Amendments.
                   ----------------------

          7.6.1 No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

          7.6.2 Any provision of this Stockholders Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders; provided, however, that no such
                                         --------  -------
amendment or waiver shall, (i) unless signed by all of the Holders, amend the provisions of Section 2.1, (ii) unless signed by all of the Holders affected,
(A) amend the provisions of this Section 7.6.2 or (B) change the number of Holders which shall be required for the Holders or any of them to take any action under this Section 7.6.2 or any other provision of this Stockholders Agreement, and (iii) unless signed by a majority of the Holders who are members of the CapZ Group, amend Section 3.1, Section 3.2, Article 4, or Article 5, or grant a waiver thereunder, so as to (A) impose additional obligations on members of the CapZ Group that are not imposed on other Holders or (B) adversely affect the rights granted to the members of CapZ Group where such amendment or waiver does not apply to the same extent to the rights granted to other Holders.



           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be duly executed as of the date first written above.


                         NAME OF HOLDER:

                         CAPITAL Z FINANCIAL SERVICES
                         FUND II, L.P.

                         By:  Capital Z Partners, L.P.,
                              its General Partner

                              By:  Capital Z Partners, Ltd.,
                                   its General Partner



                              By:_______________________________
                                 Name:
                                 Title:



                         Address:

                         c/o Capital Z Partners, Ltd.
                         One Chase Manhattan Plaza
                         44th Floor
                         New York, New York  10005
                         Facsimile:  (212) 898-8720
                         Attention:  Paul H. Warren
                                   David A. Spuria, Esq.

                         Copy to:

                         Weil, Gotshal & Manges LLP
                         767 Fifth Avenue
                         New York, New York  10153
                         Facsimile:  (212) 310-8007
                         Attention:  Thomas A. Roberts, Esq.


                   SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

                         NAME OF HOLDER:

                         CAPITAL Z FINANCIAL SERVICES
                         PRIVATE FUND II, L.P.

                         By:  Capital Z Partners, L.P.,
                              its General Partner

                              By:  Capital Z Partners, Ltd.,
                                   its General Partner



                              By:______________________________
                              Name:
                              Title:



                         Address:

                         c/o Capital Z Partners, Ltd.
                         One Chase Manhattan Plaza
                         44th Floor
                         New York, New York  10005
                         Facsimile:  (212) 898-8720
                         Attention:  Paul H. Warren
                                   David A. Spuria, Esq.

                         Copy to:

                         Weil, Gotshal & Manges LLP
                         767 Fifth Avenue
                         New York, New York  10153
                         Facsimile:  (212) 310-8007
                         Attention:  Thomas A. Roberts, Esq.




                   SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

                         NAME OF HOLDER:

                         THOMAS L. BLAIR


                         By:____________________________


                         Address:

                         United Payors & United
                              Providers, Inc.
                         2275 Research Boulevard
                         6th Floor
                         Rockville, Maryland 20850
                         Facsimile No.: (310) 921-2400

                         Copy to:

                         Muldoon, Murphy & Faucette
                         5101 Wisconsin Avenue, N.W.
                         Washington, D.C. 20016
                         Facsimile No.: (202) 966-9409
                         Attention:  Thomas Haggerty




                   SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

                    THE COMPANY:

                    UNITED PAYORS & UNITED PROVIDERS, INC.



                    By:_______________________________________
                    Name:
                    Title:







                   SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT